Exhibit 99.2

NIGHTHAWK PRO FORMA COMBINED

FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the Purchase and Termination Agreements referenced in Item 1.01 of this 8-K filing.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2010 gives effect to the Purchase and Termination agreements as if the transactions were consummated on March 31, 2010. The consolidated balance sheet information included in the unaudited pro forma condensed combined balance sheet as of March 31, 2010 was derived from NightHawk’s unaudited March 31, 2010 historical condensed consolidated balance sheet included in NightHawk’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

The following unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2009 gives effect to the purchase and termination agreements as if the transactions were consummated at the beginning of the fiscal year presented. The information included in the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2009 includes the historical audited consolidated statement of operations of NightHawk for the year ended December 31, 2009, which was derived from NightHawk’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2010 gives effect to the purchase and termination agreements as if the transactions were consummated at the beginning of the fiscal year presented. The information included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2010 includes the consolidated statement of operations of NightHawk for the three months ended March 31, 2010, which was derived from NightHawk’s unaudited March 31, 2010 condensed combined statement of operations included in NightHawk’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the transactions, are factually supportable and, in the case of the pro forma statements of operations, have a recurring impact. The following unaudited pro forma combined financial information has been prepared by NightHawk management for illustrative purposes only. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the financial position or results of operations in future periods or the results that actually would have been realized had NightHawk not included the business services operations of Midwest Physicians Services, LLC (“MPS”) and the operations of Emergency Radiology Services, LLC (“ERS”) during the specified periods.

The assumptions and estimates used and pro forma adjustments derived from such assumptions are based on currently available information, and NightHawk’s management believes such assumptions and estimates are reasonable under the circumstances. The unaudited pro forma combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial statements included in NightHawk’s Form 10-K filed with the SEC on February 25, 2010 and Form 10-Q filed with the SEC on May 07, 2010.

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2010

(Amounts in thousands)

	Historical NightHawk	MPS	ERS	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$33,929	$—	$—	$(14,000	)(1)(2)	$19,929
Trade accounts receivable, net	20,808	(1,675)	(670)	—		18,463
Note receivable (current portion)	—	—	—	4,825	(3)	4,825
Prepaid expenses and other current assets	9,157	(413)	—	12,897	(4)(8)	21,641

Total current assets	63,894	(2,088)	(670)	3,722		64,858

Property and equipment, net	13,080	(2,329)	(43)	—		10,708
Intangible assets, net	43,529	(22,299)	—			21,230
Note receivable (non-current portion)	—	—	—	7,933	(3)	7,933
Other assets, net	26,753	—	—	(12,757	)(5)(8)	13,996

Total	$147,256	$(26,716)	$(713)	$(1,102)		$118,725

LIABILITIES

Current liabilities:

Accounts payable and accrued expenses	$9,646	$(222)	$—	$—		$9,424
Accrued payroll and related benefits	3,487	—	—	—		3,487
Long-term debt, due within one year	802	—	—	(269	)(2)	533

Total current liabilities	13,935	(222)	—	(269)		13,444

Long-term debt	77,203	—	—	(25,731	)(2)	51,472
Insurance reserve	4,018	—	—	—		4,018
Other liabilities	1,683	—	—	—		1,683

Total liabilities	96,839	(222)	—	(26,000)		70,617

STOCKHOLDERS’ EQUITY
Common stock—150,000,000 shares authorized; $.001 par value; 23,590,251 shares issued and outstanding	24	—	—	—		24
Additional paid-in capital	221,621	—	—	—		221,621
Retained earnings /(deficit)	(170,854)	—	—	(1,952	)(6)	(172,806)
Accumulated other comprehensive income/(deficit)	(374)	—	—	(357	)(7)	(731)

Total stockholders’ equity	50,417	—	—	(2,309)		48,108

Total	$147,256	$(222)	$—	$(28,309)		$118,725

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009

(Amounts in thousands, except share data)

	Historical NightHawk	MPS	ERS	Pro Forma Adjustments		Pro Forma Combined
Service revenue	$162,536	$(16,774)	$(4,663)	$—		$141,099

Operating costs and expenses:
Professional services	72,368	(23)	(3,307)	—		69,038
Sales, general and administrative	60,845	(9,393)	(1,134)	—		50,318
Depreciation and amortization	11,009	(3,547)	(9)			7,453
Goodwill impairment	68,718	(6,933)	—	—		61,785
Intangible asset impairment	—	—	—	—		—

Total operating costs and expenses	212,940	(19,896)	(4,450)	—		188,594

Operating income (loss)	(50,404)	3,122	(214)	—		(47,496)

Other income (expense):
Interest expense	(8,466)	—	—	2,874	(9)(10)	(5,592)
Interest income	164	—	—	175	(11)(12)	339
Other, net	(16)	—	—	—		(16)

Total other income (expense)	(8,318)	—	—	3,049		(5,269)

Income (loss) before income taxes	(58,722)	3,122	(214)	3,049		(52,765)
Income tax expense (benefit)	(10,578)	1,186	(81)	1,159	(13)	(8,314)

Net Income / (Loss)	$(48,144)	$1,936	$(133)	$1,890		$(44,451)

Net loss per common share:
Basic	$(1.89)					$(1.75)
Diluted	$(1.89)					$(1.75)

Shares used to compute net loss per share:
Basic	25,443,493					25,443,493
Diluted	25,443,493					25,443,493

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

(Amounts in thousands, except share data)

	Historical NightHawk	MPS	ERS	Pro Forma Adjustments		Pro Forma Combined
Service revenue	$36,548	$(3,759)	$(1,317)	$—		$31,472

Operating costs and expenses:
Professional services	17,464	(25)	(930)	—		16,509
Sales, general and administrative	15,761	(2,298)	(336)	—		13,127
Depreciation and amortization	2,809	(922)	(2)			1,885
Intangible asset impairment	27,326	(27,326)	—			—

Total operating costs and expenses	63,360	(30,571)	(1,268)	—		31,521

Operating income (loss)	(26,812)	26,812	(49)	—		(49)

Other income (expense):
Interest expense	(3,324)	—	—	179	(9)	(3,145)
Interest income	52	—	—	(4	)(11)(12)	48
Other, net	10	—	—	—		10

Total other income (expense)	(3,262)	—	—	175		(3,087)

Income (loss) before income taxes	(30,074)	26,812	(49)	175		(3,136)
Income tax expense (benefit)	(10,879)	10,189	(19)	67	(13)	(643)

Net Income / (Loss)	$(19,195)	$16,623	$(31)	$109		$(2,494)

Net loss per common share:
Basic	$(0.81)					$(0.11)
Diluted	$(0.81)					$(0.11)

Shares used to compute net loss per share:
Basic	23,576,537					23,576,537
Diluted	23,576,537					23,576,537

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

ADJUSTMENTS TO UNAUDITED

PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

1.	Net use of cash of $14 million reflecting $12 million proceeds per the agreements and $26 million debt principal payment

2.	Debt principal payment of $26 million required by lenders to consent to transactions

3.	To record note receivable from St. Paul Radiology, P.A. at net present value

4.	To record current deferred tax asset resulting from adjustments to net loss

5.	To record reduction of deferred loan fees resulting from $26 million debt principal payment

6.	To record impact of adjustments made to statement of operations

7.	To record removal of cumulative mark-to-market adjustment credit in accumulated other comprehensive income related to ineffective hedge contracts as a result of the $26 million debt principal payment

8.	To record reclassification of deferred tax asset from non-current to current

9.	To record interest expense savings due to debt principal payment

10.	To record mark to market adjustments related to discontinuance of hedge accounting due to $26 million debt principal payment

11.	To record the interest income forgone due to $14 million net use of cash

12.	To record interest income from note receivable with St. Paul Radiology, P.A

13.	Adjustment to reflect the income tax effects of the pro forma adjustments at the applicable tax rates